UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! NORWEGIAN CRUISE LINE HOLDINGS LTD. 7665 CORPORATE CENTER DRIVE MIAMI, FL 33126 You invested in NORWEGIAN CRUISE LINE HOLDINGS LTD. and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 16, 2022. Get informed before you vote View the Proxy Statement and 2021 Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 2, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D82270-P71067 NORWEGIAN CRUISE LINE HOLDINGS LTD. 2022 Annual General Meeting June 16, 2022 9:00 AM ET Pullman Miami 5800 Blue Lagoon Drive Miami, Florida 33126 Vote in Person at the Meeting* JUNE 16, 2022 9:00 AM ET Vote Before the Meeting at proxyvote.com by June 15, 2022 11:59 PM ET

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D82271-P71067 Against 1. Election of Class III Directors Nominees: 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers 1a. Frank J. Del Rio 3. Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan 1b. Harry C. Curtis 4. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2022 and the determination of PwC’s remuneration by our Audit Committee 5. Approval of a shareholder proposal regarding retention of shares by company executives For For For For For